UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2007

TORRENT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-19949	84-1153522
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

One SW Columbia Street, Suite 640 Portland, Oregon 97258 (Address of principal executive offices)
(503) 224-0072
(Registrant's telephone number, including area code)

No Change (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation.

On February 1, 2008, John D. Carlson, the President, Chief Executive Officer and a Director of the Company, loaned $50,000 to Torrent Energy Corporation (the "Company"), and the Company issued a short-term promissory note (the "Note") to Mr. Carlson.  Interest on the Note accrues from the date of issuance at the rate of eight percent (8%) per annum.  Repayment of principal, together with accrued interest, may be made at any time without penalty.  In the event that any amount payable under the Note is not paid in full when due, the Company shall pay, on demand, interest on such amount at the rate of twelve percent (12%) per annum.  Upon any "Event of Default," as defined in the Note, Mr. Carlson may declare the entire unpaid balance of this Note immediately due and payable.

The description of the Note contained herein does not purport to be complete and is qualified in its entirety by the complete text of the Note, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Promissory Note, dated February 1, 2008, made by the Company in favor of John Carlson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

Date: February 7, 2008	By:	/s/ Peter J. Craven
Peter J. Craven
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note, dated February 1, 2008, made by the Company in favor of John Carlson.